Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS
- Delivers New Lease Spreads of 42.7% and Same Property NOI Growth of 3.6% for the Quarter -

NEW YORK, FEBRUARY 12, 2018 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and twelve months ended December 31, 2017. For the three months ended December 31, 2017 and 2016, net income attributable to common stockholders was $0.23 per diluted share and $0.31 per diluted share, respectively.

Key highlights for the three months ended December 31, 2017 include:

•
Executed 2.3 million square feet of new and renewal leases at comparable rent spreads of 16.0%, including 0.9 million square feet of new leases at comparable rent spreads of 42.7% with below average tenant improvement costs and stable lease duration

•	Executed 2.9 million square feet of total leasing volume, including options, at comparable rent spreads of 13.9%

•	Increased total leased occupancy by 60 basis points sequentially to 92.2%; Small shop leased occupancy increased by 10 basis points sequentially to 84.5%

•	Generated same property NOI growth of 3.6%

•	Completed 15 dispositions aggregating $105.5 million and three previously announced property acquisitions aggregating $78.4 million

•	Repurchased $5.9 million of common stock (repurchase authorization announced December 5, 2017)

Key highlights for the twelve months ended December 31, 2017 include:

•	Executed 8.1 million square feet of new and renewal leases at comparable rent spreads of 15.5%, including 3.2 million square feet of new leases at comparable rent spreads of 34.1%

•	Executed 11.9 million square feet of total leasing volume, including options, at comparable rent spreads of 12.6%

•	Generated same property NOI growth of 2.6%

•	Grew FFO per diluted share 3.0% year-over-year, excluding non-cash GAAP rental adjustments and lease termination fees

•	Completed 32 dispositions aggregating $407.5 million ($356.5 million at share) and four property acquisitions aggregating $180.4 million

“Our results this quarter underscore the continued execution of our balanced business plan that we highlighted at our Investor Day in December. Leasing productivity accelerated into year-end, with 2.3 million square feet of new and renewal leases signed in the fourth quarter and our highest volume of anchor leases executed since our IPO. Our comparable new leases were signed at rent spreads of over 42%, underscoring tenant demand and the upside embedded in our well-located shopping centers,” commented James Taylor, Chief Executive Officer and President. “Further, we continued to execute on our value-enhancing reinvestment pipeline, delivering $62 million of projects at an 11% incremental yield during the quarter and adding 15 new projects to our active pipeline. Finally, we sold 15 assets during the fourth quarter for $106 million, acquired three strategic assets for $78 million and initiated our share repurchase program. Each component of our balanced plan is delivering value now.”

i

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FINANCIAL HIGHLIGHTS
Net Income

•	For the three months ended December 31, 2017 and 2016, net income attributable to common stockholders was $69.9 million, or $0.23 per diluted share, and $93.1 million, or $0.31 per diluted share, respectively.

•
For the twelve months ended December 31, 2017 and 2016, net income attributable to common stockholders was $300.3 million, or $0.98 per diluted share, and $275.5 million, or $0.91 per diluted share, respectively.

NAREIT FFO

•
For the three months ended December 31, 2017 and 2016, NAREIT FFO was $157.7 million, or $0.52 per diluted share, and $163.0 million, or $0.53 per diluted share, respectively. Results for the three months ended December 31, 2017 include litigation and other non-routine legal expenses and other items that impact FFO comparability of ($2.3) million, or ($0.01) per diluted share. Results for the three months ended December 31, 2016 include items that impact FFO comparability of ($1.0) million, or ($0.00) per diluted share.

•
For the twelve months ended December 31, 2017 and 2016, NAREIT FFO was $638.4 million, or $2.09 per diluted share, and $632.0 million, or $2.07 per diluted share, respectively. Results for the twelve months ended December 31, 2017 include litigation and other non-routine legal expenses and other items that impact FFO comparability of ($5.7) million, or ($0.02) per diluted share. Results for the twelve months ended December 31, 2016 include expenses related to the previously disclosed review conducted by the Company’s Audit Committee, executive severance expenses, litigation and other non-routine legal expenses and other items that impact FFO comparability of ($10.1) million, or ($0.03) per diluted share.

Same Property NOI Growth

•	Same property NOI for the three months ended December 31, 2017 increased 3.6% from the comparable 2016 period.

•	Same property NOI for the twelve months ended December 31, 2017 increased 2.6% from the comparable 2016 period.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.275 per common share (equivalent to $1.10 per annum) for the first quarter of 2018.

•	The dividend is payable on April 16, 2018 to stockholders of record on April 5, 2018, representing an ex-dividend date of April 4, 2018.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities

•
During the three months ended December 31, 2017, the Company completed six anchor space repositioning projects and added ten new projects to its in process pipeline.  At December 31, 2017, the anchor space repositioning in process pipeline was comprised of 23 projects with an aggregate net estimated cost of approximately $81.3 million at expected average incremental NOI yields of 9 to 14%.

•
During the three months ended December 31, 2017, the Company added two new outparcel developments projects to its in process pipeline. At December 31, 2017, the outparcel development in process pipeline was comprised of nine projects with an aggregate net estimated cost of approximately $17.4 million at an expected average incremental NOI yield of 12%. In addition, the new development in process pipeline was comprised of one project, with a net estimated cost of approximately $37.8 million at an expected NOI yield of 9%.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•
During the three months ended December 31, 2017, the Company completed four redevelopment projects and added three new projects to its in process pipeline. At December 31, 2017, the redevelopment in process pipeline was comprised of 14 projects with an aggregate net estimated cost of approximately $158.4 million at an expected average incremental NOI yield of 9%.

Dispositions

•	During the three months ended December 31, 2017, the Company generated approximately $105.5 million of gross proceeds on the disposition of 15 assets comprised of 1.5 million square feet.

•
During the twelve months ended December 31, 2017, the Company generated approximately $407.5 million of gross proceeds ($356.5 million at share) on the disposition of 32 assets comprised of 4.0 million square feet.

•	Subsequent to December 31, 2017, the Company generated approximately $85.4 million of gross proceeds on the sale of five assets comprised of 0.9 million square feet.

Acquisitions

•	During the three months ended December 31, 2017, the Company acquired three properties for an aggregate purchase price of $78.4 million, including:

◦
Upland Town Square, a 100,000 square foot open-air shopping center located in Upland, California (Riverside MSA), for $31.7 million. Upland Town Square is anchored by a high volume Sprouts Farmers Market, with near term occupancy and rent growth opportunity and longer term redevelopment opportunity and is the Company’s fifth asset in the market.

◦
Venice Village Shoppes, a 175,000 square foot open-air shopping center located in Venice, Florida (Sarasota MSA), for $33.5 million. Venice Village Shoppes is anchored by a highly productive Publix and is the Company’s third asset in the market.

◦
Plaza by the Sea, a 49,000 square foot asset located in San Clemente, California (Los Angeles MSA), for $13.2 million. Plaza by the Sea is anchored by a highly productive Stater Bros. Markets and is directly adjacent to Brixmor’s 170,000 square foot Ocean View Plaza, which is anchored by Ralphs (Kroger) and Trader Joe’s.

•
During the twelve months ended December 31, 2017, the Company completed four acquisitions, comprised of Upland Town Square, Venice Village Shoppes, Plaza by the Sea and Arborland Center located in Ann Arbor Michigan, for an aggregate purchase price of $180.4 million. In addition, during the twelve months ended December 31, 2017, the Company acquired five outparcels or other adjacencies at existing centers for a combined purchase price of $9.4 million.

•
In December 2017, the Company implemented a share repurchase program. During December 2017, the Company repurchased 0.3 million shares of common stock under the program at an average price per share of $17.96 for a total of approximately $5.9 million.

CAPITAL STRUCTURE

•
During the twelve months ended December 31, 2017, the Company prepaid $815.0 million of its Tranche A Term Loan maturing July 31, 2018, including $25.0 million prepaid during the fourth quarter, repaid an aggregate of $409.6 million of secured indebtedness, including amortization, at a weighted average stated interest rate of 6.4% and repaid $122.0 million on its $1.25 billion revolving credit facility, which was undrawn at December 31, 2017.

•
During the twelve months ended December 31, 2017, the Company’s Operating Partnership, Brixmor Operating Partnership LP, issued an aggregate $900.0 million of senior notes and entered into a new $300.0 million variable rate unsecured 7-year term loan facility.

•
As a result of capital transactions during 2017, the Company extended its weighted average maturity to 5.2 years at December 31, 2017 from 4.7 at December 31, 2016, while reducing its maturing debt in 2018 to $185.0 million from $1,000.0 million at December 31, 2016. In addition, the Company’s net principal debt to cash adjusted EBITDA declined to 6.8x from 6.9x at December 31, 2016.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

GUIDANCE

•	The Company is affirming its previously provided NAREIT FFO per diluted share and same property NOI growth expectations for 2018.

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor;

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, February 13, 2018 at 10:00 AM ET. To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 3321963). The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on February 27, 2018 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10114966) or via the web through February 12, 2019 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP DISCLOSURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (presented in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (presented in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those presented in accordance with GAAP. The Company’s computation of these non-GAAP measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) presented in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis.

The Company believes NAREIT FFO assists investors in analyzing Brixmor’s comparative operating and financial performance because, by excluding gains and losses related to dispositions of previously depreciated operating properties, real estate-related depreciation and amortization of continuing operations, impairment of operating properties and real estate equity investments, extraordinary items, and after adjustments for joint ventures calculated to reflect FFO on the same basis, investors can compare the operating performance of a company’s real estate between periods.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods excluding properties under development), as total property revenues (base rent, ancillary and other, expense reimbursements, and percentage rents) less direct property operating expenses (operating costs, real estate taxes and provision for doubtful accounts). Same property NOI excludes corporate level income (including management, transaction, and other fees), lease termination fees, straight-line rental income, amortization of above- and below-market rent and tenant inducements, straight-line ground rent expense and income / expense associated with the Company’s captive insurance entity.

The Company believes same property NOI assists investors in analyzing Brixmor’s comparative operating and financial performance because it eliminates disparities in NOI due to the acquisition, disposition or stabilization of development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of a company’s real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor Property Group, a real estate investment trust (REIT), is a leading owner and operator of high-quality, open-air shopping centers. The Company’s more than 475 retail centers comprise 83 million square feet in established trade areas across the nation and are supported by a diverse mix of highly productive non-discretionary and value-oriented retailers, as well as consumer-oriented service providers. Brixmor is committed to maximizing the value of its portfolio by prioritizing investments, cultivating relationships and capitalizing on embedded growth opportunities through driving rents, increasing occupancy and pursuing value-enhancing reinvestment opportunities. Headquartered in New York City, Brixmor is a partner to more than 5,000 best-in-class national, regional and local tenants and is one of the largest landlords to The TJX Companies and The Kroger Company.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	12/31/17	12/31/16
Assets
Real estate
Land	$1,984,309	$2,006,655
Buildings and tenant improvements	8,063,871	8,043,855
Construction in progress	81,214	121,817
Lease intangibles	792,097	836,731
	10,921,491	11,009,058
Accumulated depreciation and amortization	(2,361,070)	(2,167,054)
Real estate, net	8,560,421	8,842,004
Investments in and advances to unconsolidated joint venture	—	7,921
Cash and cash equivalents	56,938	51,402
Restricted cash	53,839	51,467
Marketable securities	28,006	25,573
Receivables, net of allowance for doubtful accounts of $17,205 and $16,756	232,111	178,216
Deferred charges and prepaid expenses, net	147,508	122,787
Other assets	75,103	40,315
Total assets	$9,153,926	$9,319,685

Liabilities
Debt obligations, net	$5,676,238	$5,838,889
Accounts payable, accrued expenses and other liabilities	569,340	553,636
Total liabilities	6,245,578	6,392,525

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
304,947,144 and 304,343,141 shares issued and 304,620,186 and 304,343,141
shares outstanding	3,046	3,043
Additional paid-in capital	3,330,466	3,324,874
Accumulated other comprehensive income	24,211	21,519
Distributions in excess of net income	(449,375)	(426,552)
Total stockholders' equity	2,908,348	2,922,884
Non-controlling interests	—	4,276
Total equity	2,908,348	2,927,160
Total liabilities and equity	$9,153,926	$9,319,685

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/17	12/31/16	12/31/17	12/31/16

Revenues
Rental income	$247,113	$253,538	$997,089	$998,118
Expense reimbursements	71,918	69,604	278,636	270,548
Other revenues	1,029	892	7,455	7,106
Total revenues	320,060	324,034	1,283,180	1,275,772

Operating expenses
Operating costs	35,137	35,922	136,092	133,429
Real estate taxes	43,490	43,601	179,097	174,487
Depreciation and amortization	89,988	92,668	375,028	387,302
Provision for doubtful accounts	1,300	2,603	5,323	9,182
Impairment of real estate assets	12,721	3,183	40,104	5,154
General and administrative	25,204	22,539	92,247	92,248
Total operating expenses	207,840	200,516	827,891	801,802

Other income (expense)
Dividends and interest	131	61	365	542
Interest expense	(56,076)	(55,189)	(226,660)	(226,671)
Gain on sale of real estate assets	13,927	25,381	68,847	35,613
Gain (loss) on extinguishment of debt, net	10	117	498	(832)
Other	(316)	(699)	(2,907)	(4,957)
Total other expense	(42,324)	(30,329)	(159,857)	(196,305)

Income before equity in income of unconsolidated joint venture	69,896	93,189	295,432	277,665
Equity in income of unconsolidated joint venture	—	129	381	477
Gain on disposition of unconsolidated joint venture interest	—	—	4,556	—
Net income	69,896	93,318	300,369	278,142
Net income attributable to non-controlling interests	—	(115)	(76)	(2,514)
Net income attributable to Brixmor Property Group Inc.	69,896	93,203	300,293	275,628
Preferred stock dividends	—	(150)	(39)	(150)
Net income attributable to common stockholders	$69,896	$93,053	$300,254	$275,478

Per common share:
Net income attributable to common stockholders:
Basic	$0.23	$0.31	$0.98	$0.91
Diluted	$0.23	$0.31	$0.98	$0.91
Weighted average shares:
Basic	304,892	304,292	304,834	301,601
Diluted	305,265	305,192	305,281	305,060

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/17	12/31/16	12/31/17	12/31/16

Net income	$69,896	$93,318	$300,369	$278,142
Gain on disposition of operating properties	(13,927)	(25,381)	(68,847)	(35,613)
Gain on disposition of unconsolidated joint venture interest	—	—	(4,556)	—
Depreciation and amortization- real estate related- continuing operations	89,015	91,892	371,255	384,187
Depreciation and amortization- real estate related- unconsolidated joint venture	—	20	56	88
Impairment of operating properties	12,721	3,183	40,104	5,154
NAREIT FFO	$157,705	$163,032	$638,381	$631,958

NAREIT FFO per share/OP Unit - diluted	$0.52	$0.53	$2.09	$2.07
Weighted average shares/OP Units outstanding - basic and diluted	305,265	305,191	305,281	305,059

Items that impact FFO comparability
Gain (loss) on extinguishment of debt, net	$10	$117	$498	$(832)
Litigation and other non-routine legal expenses	(2,184)	(852)	(5,813)	(1,810)
Transaction expenses	(167)	(209)	(371)	(505)
Shareholder equity offering expenses	—	(84)	—	(848)
Audit committee review expenses	—	—	—	(3,711)
Executive severance expenses	—	—	—	(2,260)
Executive equity based compensation (1)	—	—	—	(88)
Total items that impact FFO comparability	$(2,341)	$(1,028)	$(5,686)	$(10,054)
Items that impact FFO comparability, net per share	$(0.01)	$(0.00)	$(0.02)	$(0.03)

Additional Disclosures
Straight-line rental income, net (2)	$3,965	$4,625	$18,449	$14,463
Amortization of above- and below-market rent and tenant inducements, net (3)	6,011	7,982	27,460	36,748
Straight-line ground rent expense (4)	(30)	(60)	(134)	(1,035)

Dividends declared per share/ OP Unit	$0.275	$0.260	$1.055	$0.995
Share/OP Unit Dividends declared	$83,771	$79,245	$321,610	$303,177
Share/OP Unit Dividend payout ratio (as % of NAREIT FFO)	53.1%	48.6%	50.4%	48.0%

(1) Represents equity based compensation expense associated with executive departures for the twelve months ended December 31, 2016.
(2) Includes unconsolidated joint venture Montecito Marketplace straight-line rental expense, net of $2 at pro rata share for the twelve months ended December 31, 2017; and straight-line rental income, net of $14 and $19 at pro rata share for the three and twelve months ended December 31, 2016, respectively. Montecito Marketplace was sold on August 8, 2017.

(3) Includes unconsolidated joint venture Montecito Marketplace amortization of above- and below-market rent and tenant inducements of $15 at pro rata share for the twelve months ended December 31, 2017; and amortization of above- and below-market rent and tenant inducements of $7 and $29 at pro rata share for the three and twelve months ended December 31, 2016, respectively. Montecito Marketplace was sold on August 8, 2017.

(4) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Twelve Months Ended
	12/31/17	12/31/16	Change	12/31/17	12/31/16	Change
Same Property NOI Analysis
Number of properties	479	479	—	479	479	—
Percent billed	90.3%	90.7%	(0.4%)	90.3%	90.7%	(0.4%)
Percent leased	92.2%	92.9%	(0.7%)	92.2%	92.9%	(0.7%)

Revenues
Base rent	$225,663	$221,932		$895,447	$877,117
Ancillary and other	4,397	3,817		15,804	15,599
Expense reimbursements	69,698	66,731		268,690	259,261
Percentage rents	1,029	564		7,023	5,711
	300,787	293,044	2.6%	1,186,964	1,157,688	2.5%
Operating expenses
Operating costs	(36,987)	(35,604)		(134,172)	(128,027)
Real estate taxes	(42,185)	(41,870)		(172,644)	(167,796)
Provision for doubtful accounts	(1,013)	(2,655)		(4,809)	(8,780)
	(80,185)	(80,129)	0.1%	(311,625)	(304,603)	2.3%
Same property NOI	$220,602	$212,915	3.6%	$875,339	$853,085	2.6%

Same property NOI excluding redevelopments (1)	$204,358	$198,123	3.1%	$812,418	$794,194	2.3%

NOI margin	73.3%	72.7%		73.7%	73.7%
Expense recovery ratio	88.0%	86.1%		87.6%	87.6%

Percent contribution to same property NOI growth:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$3,731	1.7%		$18,330	2.1%
Ancillary and other	580	0.3%		205	0.0%
Net recoveries	1,269	0.6%		(1,564)	(0.2%)
Percentage rents	465	0.2%		1,312	0.2%
Provision for doubtful accounts	1,642	0.8%		3,971	0.5%
		3.6%			2.6%

Reconciliation of Net Income Attributable to Common Stockholders to Same Property NOI
Same property NOI	$220,602	$212,915		$875,339	$853,085
Adjustments:
Non-same property NOI	8,519	10,718		34,705	41,320
Lease termination fees	1,066	5,383		6,542	12,920
Straight-line rental income	3,965	4,611		18,451	14,444
Amortization of above- and below-market rent and tenant inducements, net	6,011	7,975		27,445	36,719
Fee income	—	366		320	1,221
Straight-line ground rent expense	(30)	(60)		(134)	(1,035)
Depreciation and amortization	(89,988)	(92,668)		(375,028)	(387,302)
Impairment of real estate assets	(12,721)	(3,183)		(40,104)	(5,154)
General and administrative	(25,204)	(22,539)		(92,247)	(92,248)
Total other expense	(42,324)	(30,329)		(159,857)	(196,305)
Equity in income of unconsolidated joint venture	—	129		381	477
Gain on disposition of unconsolidated joint venture interest	—	—		4,556	—
Net income attributable to non-controlling interests	—	(115)		(76)	(2,514)
Preferred stock dividends	—	(150)		(39)	(150)

Net income attributable to common stockholders	$69,896	$93,053		$300,254	$275,478

(1) Redevelopments include only projects completed in the last comparable twelve month period and all in process projects. See Supplemental Disclosure for reconciliation.

ix